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                                                                   Exhibit 10.27

                            SECURITY TRUST AGREEMENT

         This Agreement effective as of January 1, 2003, by and between DIRECT GENERAL INSURANCE COMPANY ("Grantor") the assuming insurer or reinsurer, OLD AMERICAN COUNTY MUTUAL FIRE INSURANCE COMPANY ("Beneficiary") the ceding insurer and any successor by operation of law, and BANK ("Trustee"), which is a qualified United States financial institution.

                              PURPOSE OF AGREEMENT

         WHEREAS, the Grantor and the Beneficiary have previously entered into a certain Quota Share Reinsurance Agreement No. DIRECT-03-001 effective January 1, 2003 ("Reinsurance Agreement"), and the terms and conditions of this Agreement are subject only to the conditions and qualifications contained in the Reinsurance Agreement and no other; and

         WHEREAS, as a result of this Reinsurance Agreement certain amounts are payable and will become payable from time to time to or for the benefit of the Beneficiary; and

         WHEREAS, the Grantor and the Beneficiary want to provide the Beneficiary an interest in certain assets as defined herein as collateral to be held in trust to insure the payment of amounts that may become due; and

         WHEREAS, the Trustee has agreed to act as Trustee hereunder, and to hold such assets in trust for the benefit of the Beneficiary.

         NOW THEREFORE, in consideration of the mutual promises and conditions contained herein, and for other good and valuable consideration, the parties do hereby agree as follows:

                                   SECTION 1

                  CREATION OF TRUST FUND AND DEPOSIT OF ASSETS

The Grantor will open a Security Trust Account with Trustee for the sole benefit of the Beneficiary, and deposit or cause to be deposited as soon as practical, but in no event more than ten (10) days from the date of this Security Trust Agreement, cash or securities, or a combination thereof ("Assets" as defined in Section 5.1 below) in the initial amount of $250,000, along with any properly executed assignment, endorsement or bond powers that may be required to make good delivery of the Assets. The Assets held in the Security Trust Account are hereinafter referred to as the "Trust Fund."

                                   SECTION 2

                      RIGHTS AND OBLIGATIONS OF THE TRUSTEE

        2.1 The Grantor shall deliver to the Trustee, Assets at least equal in market value to the Grantor's funding obligations as defined in the Reinsurance Agreement and in accordance with Section 4.2 hereof. These Assets shall be deposited into a trust account established for the




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sole benefit of the Beneficiary, held by the Trustee at the Trustee's office within the United States.

         2.2 The Trustee shall:

                  (a) Receive the Assets and hold all Assets in safekeeping;

                  (b) Determine that all Assets are in such form that the Beneficiary, or the Trustee upon direction by the Beneficiary, may, whenever necessary, negotiate any such assets, without consent or signature from the Grantor or any other person or entity;

                  (c) Furnish to the Grantor and the Beneficiary a statement of all Assets in the Trust Fund upon its inception and at intervals no less frequently than the end of each calendar quarter;

                  (d) Notify the Grantor and the Beneficiary, within five (5) days, of any deposits (exclusive of deposits or additions generated by the Trust Fund itself) to or withdrawals from the Trust Fund;

                  (e) Upon written demand of the Beneficiary, promptly provide notice of the same to the Grantor and take any and all steps necessary to transfer, to or for the benefit of the Beneficiary, absolutely and unequivocally, all right, title, and interest in the Assets held in the Trust Fund and liquidated in the amount necessary to pay those net balances due as specified and documented in the notice submitted by the Beneficiary to the Trustee; and,

                  (f) Allow no substitutions or withdrawals of assets from the Trust Fund, except on written instructions from the Beneficiary. For the purposes of this Agreement it is stipulated that the Beneficiary hereby approves of the substitution or withdrawal of Assets from the Trust Fund, provided that Assets are simultaneously replaced with Qualified Assets (as defined in Section
5.1 below) having a fair market value equal to or greater than the Assets substituted or withdrawn. The Trustee may, without the consent of but with written notice (which need not be prior notice) to the Beneficiary, upon call or maturity of any Trust Fund Asset, withdraw such Asset upon condition that the proceeds are paid or deposited into the Trust Fund.

         2.3 Each investment of the Assets contained in the Trust Fund shall be made pursuant to the written instructions of the Grantor, provided that any such instructions shall be in accordance with Exhibit A. The Beneficiary and Grantor may, from time to time designate investments or categories of investments which are consistent with the provisions contained in Section 5.1.

         2.4 The Trustee may resign upon delivery of a written notice of resignation, effective not less than ninety (90) days after receipt by the Beneficiary and Grantor of the notice. Similarly, the Trustee may be removed by the Grantor by delivery to the Trustee and the Beneficiary of a written notice of removal effective not less than ninety (90) days after receipt by the Trustee and the Beneficiary of the notice. Provided however, no such notice, whether provided by the Trustee or the Grantor, shall be effective until a successor trustee has been duly




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appointed and approved by the Beneficiary and the Grantor and all Assets in the
Trust Fund have been duly transferred to the successor trustee.

         2.5 The Trustee's duties are solely as expressly set forth herein notwithstanding any reference herein to the Reinsurance Agreement.

         2.6 The Trustee shall be entitled to rely and act upon any instructions from the Beneficiary without any independent duty to inquire. No statement or document, other than the written notice from the Beneficiary to the Trustee, shall be accepted by the Trustee to withdraw Assets.

                                   SECTION 3

    RIGHTS AND OBLIGATIONS OF THE BENEFICIARY WITH RESPECT TO THE TRUST FUND

         3.1 The Beneficiary shall have the right to withdraw Assets from the Trust Fund at any time without notice to the Grantor, subject only to written notice to the Trustee and the terms and conditions of this Agreement and the Reinsurance Agreement. Such notice shall be presentable to the Trustee's office in the United States, with a simultaneous courtesy copy being provided to Grantor. No statement or document, other than the written notice from the Beneficiary to the Trustee, shall be accepted to withdraw Assets. The Beneficiary shall be required to acknowledge receipt of Assets from the Trust Fund by providing written acknowledgement to both the Trustee and the Grantor.

         3.2 The Beneficiary shall undertake to use and apply any amounts drawn upon the Trust Fund, without diminution because of the insolvency of the Beneficiary or the Grantor, for the following purposes only:

                  (a) To pay or reimburse the Beneficiary for the Grantor's share under the specific Reinsurance Agreement regarding any losses and allocated loss expenses paid by the Beneficiary, but not recovered from the Grantor, or for unearned premiums due and payable to the Beneficiary, if not otherwise paid by the Grantor;

                  (b) To authorize payment by the Trustee to the Grantor of any amounts held in the Trust Fund that exceed one hundred two percent (102%) of the actual amount required to fund the Grantor's obligations under the Reinsurance Agreement; and

                  (c) Where the Beneficiary has received notification of termination of the Trust Fund and where the Grantor has obligations under the Reinsurance Agreement which remain unliquidated and undischarged ten (10) days prior to such termination date, to withdraw amounts equal to such obligations and deposit such amounts in a separate account, in the name of the Beneficiary in any United States bank or trust company, apart from its general assets, in trust for such uses and purposes specified in subsections (a) and (b) of this paragraph as may remain executory after such withdrawal and for any period after such termination date.



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         3.3 Should the aggregate market value of the Trust Fund at the end of any calendar quarter be in excess of the amount required under the Reinsurance Agreement, the Beneficiary shall, within seven (7) days after receipt of written request from Grantor, authorize release of such excess by making the appropriate communication to the Trustee pursuant to this Security Trust Agreement.

                                   SECTION 4

      RIGHTS AND OBLIGATIONS OF THE GRANTOR WITH RESPECT TO THE TRUST FUND

         4.1 The Grantor prior to depositing the Assets with the Trustee, shall execute assignments, endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignments, in order that the Beneficiary, or the Trustee upon the direction of the Beneficiary may, whenever necessary, negotiate any such Assets without consent or signature from the Grantor or any other entity.

         4.2 Subject to Section 2.1, within thirty-seven (37) days after the end of each calendar quarter, the Grantor shall deposit with the Trustee such Assets as may be necessary to increase the aggregate market value of the Trust Fund to an amount at lease equal to the Grantor's funding obligations to the Beneficiary under the Reinsurance Agreement. The Grantor shall continue to be liable for any amount by which balances due the Beneficiary exceed amounts distributed from the Trust Fund.

         4.3 The Grantor may at any time withdraw Assets from the Trust Fund, provided however, that concurrently therewith, Qualified Assets (as defined in Section 5.1 below) of equal or greater market value are deposited in the Trust Fund, and the Trustee is authorized to permit such substitution of Qualified Assets pursuant to the provisions of Section 2.2(f) hereinabove.

                                   SECTION 5

                                     ASSETS

         5.1 The term "Assets" as used herein is defined as any combination of cash (United States legal tender), United States Treasury Notes or Bonds, U.S. Government backed securities, certificates of deposit (issued by a United States bank and payable in United States legal tender), or other certificates of indebtedness or commercial paper which would qualify as a permitted investment under the applicable Texas Insurance Code. Securities or investments in the above categories are stipulated to be qualified assets ("Qualified Assets") provided that such investments are issued by an institution that is not the parent, subsidiary or affiliate of either the Grantor or the Beneficiary. Grantor and Beneficiary hereby agree to the investment guidelines set forth on Exhibit A hereto, which investment guidelines shall be deemed to be in accordance with this Section 5.1, and any investment made in accordance with such investment guidelines shall be deemed to be a Qualified Asset.

         5.2 For purposes of this Agreement, the "market value" of Assets shall be determined as follows:



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                  (a) at the time any Assets are deposited initially in the
Trust Fund with respect to Assets on deposit at the end of each calendar quarter, the Trustee shall in good faith place a tentative market value on said Assets and shall notify the Grantor and Beneficiary of such valuation by supplement to the Trustee's quarterly activities report;

                  (b) if the Grantor or the Beneficiary disagrees with such tentative market valuation, it may so notify the Trustee within thirty (30) days after the date it receives the Trustee's quarterly activities report; and

                  (c) if the event the parties cannot resolve any difference with respect to the market value of the Assets, the market value of the security in dispute shall be determined by using the definition of "value" set forth in the Investment Company Act of 1940, Section 2(a)(41).

                                   SECTION 6

                         INVESTMENT INCOME AND EXPENSES

         6.1 The Grantor shall have the right to receive any interest or other investment income from Assets deposited in the Trust Fund, and such income shall be payable by the Trustee to the Grantor no less frequently than monthly.

         6.2 All fees and expenses charged by the Trustee for its services hereunder shall be born by the Grantor. In no event shall any of the fees and expenses charged by the Trustee be paid from the corpus of the Trust Fund.

                                   SECTION 7

                               DISPUTE RESOLUTION

         7.1 In the event the Grantor objects to the withdrawal of Assets from the Trust Fund by the Beneficiary, for any reason, notice of such objection shall be sent to the Beneficiary with a copy to the Trustee. Upon receipt of such notice of objection from the Grantor, the Trustee will seek instructions from the Beneficiary. If the parties cannot settle the objection through negotiation, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Rules, before resorting to arbitration, litigation or some other dispute resolution procedure. Such mediation shall take place within thirty (30) days of the notice by Grantor or as soon thereafter as reasonable.

         7.2 In the event the dispute is resolved through mediation, arbitration or by a court of competent jurisdiction, the prevailing party shall be entitled to court or arbitration costs, attorney's fees and any other reasonable expenses.



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                                   SECTION 8

                                ACCESS TO RECORDS

         8.1 The Beneficiary and Grantor, by their duly appointed representatives, shall have the right at any reasonable time to examine and copy all records and papers in the possession or control of the Trustee applicable to this Agreement, and applicable to the Assets deposited and maintained hereunder.

                                   SECTION 9

                                   TERMINATION

         9.1 Upon termination of the Reinsurance Agreement and after all of the Grantor's obligations to the Beneficiary under Article 21 of the Reinsurance Agreement have been discharged, this Agreement shall terminate and the Trustee shall return all Assets to the Grantor forthwith. At least thirty (30) days prior to the termination of the Trust Fund, written notification of termination shall be delivered by the Trustee via certified mail to the Beneficiary and the Texas Department of Insurance, Attention: Financial Activity, 333 Guadalupe, Austin, Texas 78701.

         9.2 Upon termination of the Trust Fund, the Trustee shall pay over and deliver to Grantor all of the remaining Assets, if any, of the Trust Account not previously withdrawn by the Beneficiary pursuant to the provisions of Section 3, and the Beneficiary shall have no further rights to the Trust Account.

                                   SECTION 10

                            LIABILITY OF THE TRUSTEE

         10.1 The Beneficiary and Grantor, jointly and severally, shall hold the Trustee harmless from and against any and all losses, claims, damages, liabilities, costs and expenses arising out of or in connection with the Trustee's performance in accordance with the terms and conditions of this Security Trust Agreement; provided, however, that the Trustee shall be liable to the extent of its own negligence, willful misconduct, lack of good faith or breath of fiduciary duty. The Trustee shall be entitled to rely upon the advice of counsel (which may be inside or outside counsel), and any actions of the Trustee in accordance with the advice of counsel shall be deemed to be in accordance with this Agreement.

                                   SECTION 11

                                     NOTICES

         11.1 Any notice permitted or required hereunder shall be deemed to have been duly given if delivered personally, received by electronic mail, or if transmitted by facsimile with machine confirmation of transmittal and followed by the mailing of "hard copies" of such transmittals or if mailed certified or registered mail (return receipt requested), postage prepaid, to




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the parties at their address set forth below or to such other address as they may hereafter designate. Any notice given to the Trustee shall be simultaneously given to the other party to this Agreement.

         IF TO THE GRANTOR:          DIRECT GENERAL INSURANCE COMPANY
                                     1281 Murfreesboro Road
                                     Nashville, TN 37217-2342
                                     Attn: Barry D. Elkins
                                     barry.elkins@directins.com

         IF TO THE BENEFICIARY:      OLD AMERICAN COUNTY MUTUAL FIRE
                                       INSURANCE COMPANY
                                     6210 Campbell Road, Suite 200
                                     Dallas, Texas 75248-1381
                                     Attn: Thomas A. McCall
                                     tom.mccall@oldam.com

         IF TO THE TRUSTEE:          BANK

                                   SECTION 12

                                 BINDING EFFECT

         12.1 This Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns.

                                   SECTION 13

                                  MODIFICATIONS

         13.1 This Agreement may not be altered or modified without the express written consent of the parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion.

                                   SECTION 14

                                  GOVERNING LAW

         14.1 This Agreement shall be governed by and construed under the laws of the State of Texas, the state in which the insurance is written.



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                                   SECTION 15

                                  FORCE MAJEURE

         15.1 Neither Grantor nor Beneficiary nor Trustee shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters.

                                   SECTION 16

                                 REPRESENTATIONS

         16.1 Each of the Grantor and Beneficiary represent and warrant that:

                  (a) it is duly incorporated or organized and validly exists in good standing in its jurisdiction of incorporation or organization;

                  (b) the execution, delivery and performance of this Agreement and all documents and instruments to be delivered hereunder or there under have been duly authorized;

                  (c) the person executing this Agreement and all documents and instruments to be delivered hereunder or there under on its behalf has been duly authorized to act on its behalf;

                  (d) this Agreement constitutes a legal, valid, binding and enforceable agreement;

                  (e) its entry into this Agreement will not violate any agreement, law, rule or regulation by which it is bound on by which any of its assets are affected; and

                  (f) all necessary steps have been taken to obtain the approval of the appropriate state insurance regulatory agencies for this Agreement to the extent required by the insurance laws of any state in which the Grantor and the Beneficiary conduct business and to which this Agreement relates.





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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereinabove first written:

                                       DIRECT GENERAL INSURANCE COMPANY

                                       By: /s/ Barry D. Elkins
                                           -------------------------------------
                                       Name:  Barry D. Elkins
                                       Title: Senior Vice President & Chief
                                       Financial Officer

                                       OLD AMERICAN COUNTY MUTUAL FIRE
                                       INSURANCE COMPANY

                                       By: /s/ Thomas A. McCall
                                           -------------------------------------
                                           Thomas A. McCall, President



                                       BANK

                                       First Tennessee Bank National
                                       Association, Trustee

                                       By: /s/ Susan M. Fletcher
                                          --------------------------------------
                                       Name: Susan M. Fletcher
                                            ------------------------------------
                                       Title: Vice President & Trust Officer
                                             -----------------------------------




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